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                                                              Exhibit (d)(15)(c)

                                 AMENDMENT NO. 3
                           TO STOCK PURCHASE AGREEMENT

         This AMENDMENT NO. 3, dated as of July 15, 2003 ("Amendment
No. 3"), between CEMEX, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("CEMEX"), and AIG ASIAN INFRASTRUCTURE FUND II LP, a limited partnership organized under the laws of Bermuda (the "Seller"), to the Stock Purchase Agreement, dated as of July 12, 2002 (the "Original Agreement"), between CEMEX and the Seller, as amended by (i) the Letter Agreement and Waiver, dated as of March 18, 2003 ("Amendment No. 1"), and (ii) Amendment No. 2 to Stock Purchase Agreement, dated as of April 3, 2003 ("Amendment No. 2; and the Original Agreement, as amended by Amendment No. 1 and Amendment No. 2, the "Agreement"), each between CEMEX and the Seller, amends the Agreement as set forth herein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, the receipt and adequacy of which are hereby acknowledged, and intending legally to be bound hereby, CEMEX and the Seller agree as follows:

         1. The first sentence of Article I(5) of the Agreement is hereby amended in its entirety to read as follows:

                           "5. Adjustments to the Number of CPOs. The Number of
                  CPOs to be delivered on any Subsequent Closing Date shall be adjusted from time to time as set forth in this Article I(5); provided, however, that with respect to any Tranche (i) no adjustment shall be made for any dividend or other distribution paid or made on the CEMEX Common Stock after the Original Subsequent Closing Date for such Tranche if the aggregate value (as determined in good faith by the board of directors of CEMEX) of all dividends or other distributions paid or made on the CEMEX Common Stock from the date immediately following the Original Subsequent Closing Date for such Tranche until and including the Subsequent Closing Date for such Tranche (and including the value of such dividend or distribution) does not exceed 5% of the current market capitalization (determined as provided in paragraph (g) of this Article I(5)) of the CEMEX Common Stock on the date fixed for the determination of stockholders entitled to receive such dividend or distribution, and (ii) if a dividend or other distribution is paid or made on the CEMEX Common Stock after the Original Subsequent Closing Date for such Tranche and the aggregate value (as determined in good faith by the board of directors of CEMEX) of all dividends or other distributions paid or made on the CEMEX Common Stock from the date immediately following the Original Subsequent Closing Date for such Tranche until and including the

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                  Subsequent Closing Date for such Tranche (and including the value of such dividend or distribution) (such aggregate value, being referred to as the "Aggregate Value") exceeds 5% of the current market capitalization (determined as provided in paragraph (g) of this Article I(5)) of the CEMEX Common Stock on the date fixed for the determination of stockholders entitled to receive such dividend or distribution (such 5% of the current market capitalization, being referred to as the "Dividend Cap"), then the Number of CPOs to be delivered on the Subsequent Closing Date for such Tranche shall be adjusted as set forth in this Article I(5) as if such dividend or other distribution consisted of a dividend or distribution of only such portion of such dividend or distribution as has a value (determined in the same manner as the Aggregate Value referred to above is determined) equal to the amount by which the Aggregate Value exceeds the Dividend Cap."

         2. Article IV(5) of the Agreement is hereby deleted in its entirety and amended to read as follows:

                  "5. OMITTED."

         3.       Attached hereto as Exhibit A is a detailed calculation showing
                  (i) the increased Number of CPOs which have been adjusted for the cash and stock portion of the dividend paid by CEMEX on June 5, 2003, and (ii) the Base Deferral Fee payment schedule as of the date hereof.

         4. This Amendment No. 3 may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5. Except as expressly amended hereby, all other provisions of the Agreement shall remain in full force and effect.

         6. THIS AMENDMENT NO. 3 AND ALL RIGHTS AND REMEDIES AMONG CEMEX AND THE SELLER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW (S) 5-1401 AND (S) 5-1402.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            CEMEX, S.A. de C.V.

                                            By: /s/ Humberto Moreira
                                               ------------------------------
                                               Name:  Humberto Moreira
                                               Title: Attorney-in-Fact

                                            AIG ASIAN INFRASTRUCTURE
                                            FUND II LP, as Seller

                                            By: /s/ Walter B. Stahr
                                               ------------------------------
                                               Name:  Walter B. Stahr
                                               Title: Attorney-in-Fact

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